                                                                   Exhibit 10.60

                             SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (the "Agreement") dated as of October 1, 2001, is entered into by and between COMDISCO, INC., a Delaware corporation ("Subordinated Creditor"), and PRINCETON REVIEW PUBLISHING, L.L.C., a Delaware limited liability company ("Borrower"), for the express benefit of Senior Creditor (as defined in Section 1 below).

                                    RECITALS

     A. Concurrently herewith, Borrower has requested Subordinated Creditor to make available to Borrower a secured loan in an aggregate amount of Three Million Four Hundred Thousand And No/100 Dollars ($3,400,000) ("Loan"), which would be evidenced by a Subordinated Promissory Note executed by Borrower (as the same may be amended, restated, supplemented or otherwise modified from time to time, "Subordinated Note"), pursuant to a Subordinated Loan and Security Agreement of even date herewith, by and between Borrower and Subordinated Creditor (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Subordinated Loan Agreement"). Borrower's obligations to Subordinated Creditor evidenced by the Subordinated Note are secured by the personal property collateral granted by Borrower to Subordinated Creditor pursuant to the Subordinated Loan Agreement, and a lien in all of personal property of The Princeton Review, Inc. ("TPR") and TPR's subsidiaries' pursuant to that certain Security Agreement between TPR, TPR's subsidiaries and Lender of even date herewith (the "Subordinated Security Agreement"), and guaranteed by TPR and TPR's subsidiaries pursuant to that certain Secured Guaranty of even date herewith (the "Subordinated Guaranty").

     B. In contemplation of Borrower obtaining future senior secured financing and the conditions expected to be imposed by Senior Creditors as conditions precedent to making available to Borrower the proceeds of any such future financing, Subordinated Creditor is entering into this Agreement with Borrower for the express benefit of Senior Creditors, on the terms and subject to the conditions set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of Borrower's and Subordinated Creditor's entering into the Subordinated Loan Documents (as defined in Section 1 below), Subordinated Creditor and Borrower hereby severally agree, each on behalf of itself and for the benefit of Senior Creditor, as set forth below.

1.   DEFINITIONS

     (a) As used herein, the following terms shall have the following meanings:

     "Senior Creditor" means lender, or a single syndicate of such institutional lenders that provides any senior secured Indebtedness to Borrower after the date hereof; provided, that the Borrower maintains a maximum ratio of total Indebtedness to the stockholders' equity as reflected in TPR's Consolidated Balance Sheets as measured on the last day of each quarter,


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of not more than 1.25:1; provided further, that Senior Creditor shall not include any officer, director, shareholder, venture capital investor, insider of Borrower, or any affiliate of the foregoing persons, except upon the express written consent of Subordinated Creditor.

     "Senior Debt" means any and all indebtedness and obligations for borrowed money (including principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to any Senior Creditor under the Senior Loan Documents, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower provided, that Senior Debt shall not include obligations incurred after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

     "Senior Loan Documents" means any senior loan agreement and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of any Senior Creditor pursuant to or in connection with Senior Debt, as the same may be amended, restated, supplemented, modified, extended, renewed, restated or replaced from time to time.

     "Subordinated Debt" means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to Subordinated Creditor under the Subordinated Loan Documents, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

     "Subordinated Loan Documents" means the Subordinated Notes, the Subordinated Loan Agreement, the Subordinated Security Agreement, the Subordinated Guaranty, and any other agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower pursuant to or in connection with the Subordinated Debt, as the same may be amended, restated, supplemented, modified, extended, renewed, restated or replaced from time to time.

2.   SUBORDINATION

     (a) On the terms and conditions set forth below, Subordinated Creditor's right to payment and performance of the Subordinated Debt is hereby subordinated to each Senior Creditor's right to full payment and performance of any Senior Debt. Subject to and except as set forth in Sections 3 and 4 below, Subordinated Creditor shall not ask for, demand, sue for, take or receive from Borrower, by setoff or in any other manner, the whole or any part of any monies that may now or hereafter be owing by Borrower to Subordinated Creditor, or be owing by any other person to Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, or any collateral security for any of the foregoing, including, without limitation, any personal property collateral granted to Subordinated Creditor pursuant to the Subordinated Loan Documents, unless and until all Senior Debt shall have been paid in cash or otherwise provided for in property or securities in the full amount of the allowed claim of all Senior Debt and all commitments to extend credit under any Senior Loan Documents shall have been terminated (the temporary reduction of outstanding obligations, liabilities and indebtedness of Borrower to Senior Creditors not being deemed to constitute full payment or satisfaction thereof).


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     (b) Subordinated Creditor expressly understands that Senior Creditors are expected not to permit Subordinated Creditor to create, maintain or perfect any lien on or in any property of Borrower, other than the security interest granted in favor of Subordinated Creditor in certain of Borrower's personal property under and as described in the Subordinated Loan Agreement. If, notwithstanding the foregoing, any lien shall be created or shall arise (including, without limitation, the security interests granted in favor of Subordinated Creditor pursuant to the Subordinated Loan Agreement), whether by operation of law or otherwise, and may from time to time exist in favor of Subordinated Creditor in or on any property of Borrower to secure all or any portion of the Subordinated Debt, then, regardless of the relative times of attachment or perfection thereof or the order of filing of financing statements, mortgages or other documents, any liens granted by Borrower in favor of Senior Creditors to secure any Senior Debt shall in all respects be first and senior liens, superior to any liens in favor of Subordinated Creditor securing the Subordinated Debt, including, without limitation, the security interests granted in favor of Subordinated Creditor pursuant to the Subordinated Loan Agreement. In the event Subordinated Creditor has or obtains possession of any such property or forecloses upon or enforces its lien upon any such property, whether by judicial action or otherwise, then all such property shall be immediately delivered in kind to Senior Creditors or, if not deliverable in kind, all cash or non-cash proceeds and profits of such property shall be held in trust for the benefit of each Senior Creditor and paid over to Senior Creditors, without any deduction or offset, unless and until all Senior Debts shall have been paid in cash or otherwise provided for in property or securities in the full amount of the allowed claim of all Senior Debts and all commitments to extend credit under the Senior Loan Documents shall have been terminated.

     (c) The subordination contained in this Agreement is intended to define the rights and duties of Subordinated Creditor and Senior Creditors; it is not intended that any third party (including any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit from it. If the effect of the subordination contained in this Agreement would be to give any third party a priority status to which that party would not otherwise be entitled, that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditors and Subordinated Creditor shall be determined in accordance with applicable law and this Agreement.

3.   PERMITTED PAYMENTS; PAYMENT BLOCKAGE

     (a) Notwithstanding anything to the contrary contained in Section 2 above, but subject expressly to Section 3(b) below, Borrower shall be permitted to make, and Subordinated Creditor shall be permitted to request, demand, sue for, take and receive the following permitted payments ("Permitted Payments"): (i) scheduled repayments of principal when due under the Subordinated Notes and Subordinated Loan Agreement; (ii) scheduled payments of accrued interest when due under the Subordinated Notes and Subordinated Loan Agreement; (iii) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Notes and the other Subordinated Loan Documents; and
(iv) other payments consented to in writing by each Senior Creditor.

     (b) Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Agreement, if a Senior Creditor delivers to Subordinated Creditor written notice (a "Blockage Notice") that states that either:

               (i) a specific default by Borrower involving the payment of Senior Debt (a "Payment Default") has occurred under the Senior Loan Documents and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period; or


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               (ii) a specific default by Borrower not involving the payment of
          Senior Debt (a "Non-Payment Default") has occurred under the Senior Loan Documents and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, and said Non-Payment Default shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (an "Acceleration Notice");

then, from and after the date of delivery of any such Blockage Notice, Subordinated Creditor shall not accept or receive any payment of any kind of or on account of the Subordinated Debt (including any Permitted Payment), unless and until (A) in the case of a Blockage Notice with respect to a Payment Default, the earlier of (x) the time such Payment Default shall have been cured by Borrower or waived in writing by such Senior Creditor, or (y) the expiration of the Blockage Period (as defined below) for such Blockage Notice, or (B) in the case of a Blockage Notice with respect to a Non-Payment Default, the earlier of (x) the time such Acceleration Notice shall have been rescinded in writing by such Senior Creditor (whether or not such Non-Payment Default shall have been cured or waived), or (y) the expiration of the Blockage Period for such Blockage Notice.

     As used herein, "Blockage Period" means a period of time beginning on the date a Blockage Notice is delivered to Subordinated Creditor and terminating on the earlier to occur of:

          (a) 120 days following such date; provided, that if, prior to the expiration of such 120-day period, a Senior Creditor has commenced a judicial proceeding or non-judicial actions to collect or enforce a Senior Debt or the collateral for a Senior Debt, or a case or proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in cash or other property or securities in the full amount of the allowed claim of such Senior Debt; or

          (b) such Senior Creditor's written consent to such termination.

A Senior Creditor shall not issue more than one (1) Blockage Notice in any period of 365 consecutive days. Upon the termination of a Blockage Period in accordance with the preceding sentence, Subordinated Creditor shall be entitled to receive all Permitted Payments, including any payments blocked during such Blockage Period.

4.   ENFORCEMENT RIGHTS

     Notwithstanding anything to the contrary contained in Section 2 above, during any Blockage Period, Subordinated Creditor shall not (a) accelerate the maturity of the Subordinated Debt, (b) enforce any claim (including any default remedy) with respect to the Subordinated Debt or the collateral for the Subordinated Debt, or (c) take any other action against Borrower or Borrower's property with respect to the Subordinated Debt.

5.   ASSIGNMENT OF SUBORDINATED DEBT

     Subordinated Creditor hereby covenants to each Senior Creditor that prior to the termination of this Agreement in accordance with Section 10 below, the entire Subordinated Debt created in favor of Subordinated Creditor shall continue to be owing only to Subordinated Creditor, and any collateral security therefor (including, without limitation, the collateral security


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granted to Subordinated Creditor pursuant to the Subordinated Loan Agreement)
shall continue to be held solely for the benefit of Subordinated Creditor, unless assigned pursuant to an assignment made expressly subject to this Agreement. The Subordinated Notes shall be legended to expressly state that they are subject to this Subordination Agreement.

6.   SENIOR CREDITORS' PRIORITY

     In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or the proceeds thereof to the creditors of Borrower, or the readjustment of a Senior Debt and the Subordinated Debt of Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of a Senior Debt or the Subordinated Debt, or the application of the property of Borrower to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of Borrower's business, or upon the sale of all or any substantial part of Borrower's property (any of the foregoing being hereinafter referred to as an "Insolvency Event"), then, and in any such event, each Senior Creditor shall be entitled to receive payment in cash or other property or securities in the full amount of the allowed claim of any Senior Debt, before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:

     (a) All payments and distributions of any kind or character, whether in cash, property, or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Creditors and applied in payment of all Senior Debt.

     (b) Subordinated Creditor shall file a claim or claims, on the form required in such proceedings, on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding.

     (c) In the event that, notwithstanding the foregoing, any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt before all Senior Debt have been paid, then such payment or distribution shall be received by Subordinated Creditor in trust for and shall be promptly paid over to Senior Creditors for application to the payment of amounts due on Senior Debt until all Senior Debt shall have been paid in cash, property, or securities in the full amount of the allowed claim of all Senior Debt.

7.   GRANT OF AUTHORITY

     In the event of the occurrence of an Insolvency Event, and in order to enable each Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, each Senior Creditor is hereby irrevocably authorized and empowered, in each Senior Creditor's discretion, as follows:

     (a) Each Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Subordinated Creditor or otherwise), but shall have no obligation, (i) to demand, sue for, collect and receive every payment or distribution referred to in Section 6 above, and give acquittances therefor,
(ii) (if Subordinated Creditor has failed to file claims or proofs of claim on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding) to file claims and proofs of claim, and (iii) to take such other action (including,


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without limitation, enforcing any lien securing payment of the Subordinated
Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of each Senior Creditor hereunder. Subordinated Creditor shall duly and promptly take such action as each Senior Creditor may reasonably request to execute and deliver to each Senior Creditor such authorizations, endorsements, assignments, or other instruments as each Senior Creditor may reasonably request in order to enable each Senior Creditor to enforce any and all claims with respect to, and any liens securing payment of, the Subordinated Debt as such enforcement is contemplated herein.

     (b) To the extent that payments or distributions on account of the Subordinated Debt are made in property or securities other than cash, Subordinated Creditor authorizes Senior Creditors to sell or dispose of such property or securities on such terms as are commercially reasonable in the situation in question. Following full payment of all Senior Debt, each Senior Creditor shall remit to Subordinated Creditor (with all necessary endorsements) to the extent of Subordinated Creditor's interest therein, all payments and distributions of cash, property, or securities paid to and held by such Senior Creditor in excess of the allowed amount of such Senior Creditor's Senior Debt.

8.   PAYMENTS RECEIVED BY SUBORDINATED CREDITOR

     Should any payment, distribution, or security be received by Subordinated Creditor upon or with respect to the Subordinated Debt (other than Permitted Payments) prior to termination of this Agreement in accordance with Section 10 below, Subordinated Creditor shall receive and hold the same in trust for the benefit of Senior Creditors and shall forthwith deliver the same to Senior Creditors in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary), for application to all Senior Debt, and, until so delivered, the same shall be held in trust by Subordinated Creditor as the property of Senior Creditor.

9.   FURTHER ASSURANCES; COOPERATION

     Subject to Section 16(b) below, Subordinated Creditor agrees to cooperate with Senior Creditors and to take all actions that each Senior Creditor may reasonably require to enable Senior Creditors to realize the full benefits of this Agreement.

10.  TERMINATION OF AGREEMENT

     This Agreement shall be effective upon the date set forth in Section 21 below. After the effective date occurs, this Agreement shall remain in effect and cannot be revoked or amended by Subordinated Creditor, except with the written consent of each Senior Creditor.

11.  ADDITIONAL AGREEMENTS FOR SENIOR CREDITORS

     Each Senior Creditor may administer and manage its credit and other relationships with Borrower in its own best interest, without notice to or consent of Subordinated Creditor. At any time and from time to time, each Senior Creditor may enter into any amendment or agreement with Borrower as each Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement, and all such additional agreements and amendments shall be "Senior Loan Documents" evidencing Senior Debt; provided, that neither this
Section 11 nor any provision of such agreements shall affect the limitations contained in the definitions of Senior Creditor or Senior Debt.


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12.  SUBROGATION

     If cash or other property otherwise payable or deliverable to Subordinated Creditor or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of a Senior Debt, and if a Senior Debt shall have been paid in cash, property or securities in the full amount of the allowed claim of a Senior Debt, then Subordinated Creditor shall be subrogated to any rights of Senior Creditors to receive further payments or distributions applicable to Senior Debt until the Subordinated Debt shall have been fully paid. No such payments or distributions received by Subordinated Creditor by reason of such subrogation shall, as between Borrower and its creditors other than Senior Creditors, on the one hand, and Subordinated Creditor, on the other hand, be deemed to be a payment by Borrower on account of the Subordinated Debt owed to Subordinated Creditor.

13.  SUBORDINATED CREDITOR'S WAIVERS AND COVENANTS

     Without limiting the generality of any other waiver made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby expressly waives (i) reliance by Senior Creditors upon the subordination and other agreements herein provided, and (ii) any claim that Subordinated Creditor may now or hereafter have against Senior Creditors arising out of any and all actions that Senior Creditors, in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for Senior Debt, (C) with respect to the collection of any claim for all or any part of Senior Debt from any account debtor, guarantor or any other third party and
(D) with respect to the valuation, use, protection or release of any collateral security for Senior Debt.

14.  REINSTATEMENT OF SENIOR DEBT

     To the extent that Senior Creditors receive payments on or proceeds of any collateral security for Senior Debt that are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, such Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditors.

15.  NO WAIVERS

     No Senior Creditor shall be prejudiced in its rights under this Agreement by any act or failure to act of Borrower or Subordinated Creditor or any noncompliance of Borrower or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof that such Senior Creditor may have, or with which such Senior Creditor may be charged; and no action permitted hereunder taken by such Senior Creditor shall in any way affect or impair the rights of such Senior Creditor in the exercise of any other right or remedy or shall operate as a waiver thereof, and no single or partial exercise by such Senior Creditor of any right or remedy shall preclude any other or further exercise thereof; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon such Senior Creditor, except as expressly set forth in a writing duly signed and delivered by such Senior Creditor.

16.  INFORMATION CONCERNING BORROWER; CREDIT ADMINISTRATION


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     (a) Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of Senior Debt and of all other circumstances bearing upon the risk of nonpayment of any Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Creditors shall have no duty to advise Subordinated Creditor of information known to Senior Creditors regarding such condition.

     (b) Subject to Sections 3, 4, 7, and 8 above, Subordinated Creditor may (i) administer and manage its credit and other relationships with Borrower in its own best interests, and (ii) amend or extend its agreements with Borrower or enter into additional agreements with Borrower, all without the consent of or notice to Senior Creditors; provided that neither this Section 16(b) nor any amendments or additional agreements referred to herein shall impair or affect the subordination of Subordinated Debt or change the definition of Subordinated Debt or Subordinated Creditor.

17.  NOTICES

     Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

     (a)  If to Subordinated Creditor:

              Comdisco, Inc./Comdisco Ventures
              6111 North River Road
              Rosemont, IL  60018
              Attn:  Legal Department
              Fax (847) 518-5088

          With a copy to:

              Comdisco Ventures
              100 Hamilton Avenue, Suite 104A
              Palo Alto, CA  94301
              Attn:  Victor Hanna
              Fax (650) 473-0204
              Ph (650) 833-0581

     (b)  If to Borrower:

              Princeton Review Publishing, L.L.C.
              2315 Broadway
              New York, NY 10024
              Attn:  Mark Chernis, President
              Telephone: (212) 874-8282
              Facsimile: (212) 874-0775


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

     (c) If to a Senior Creditor, at such address as such Senior Creditor shall designate in a writing given to Subordinated Creditor and Borrower, or (in all cases) to such other address as each party may designate for itself by like notice.

18.  SEVERABILITY

     Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.  GOVERNING LAW

     This Agreement has been approved by Subordinated Creditor in the State of Illinois, and shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to principles of conflict of laws that would cause the application of laws of any other jurisdiction.

20.  ASSIGNMENT

     This Agreement shall be binding upon Subordinated Creditor, Borrower and their respective successors and assigns, and shall inure to the benefit of and be enforceable by Senior Creditor and its successors and assigns.

21.  EFFECTIVENESS OF AGREEMENT

     This Agreement shall be effective with respect to each Senior Creditor upon the occurrence of both of the following events: (a) the execution of this Agreement by Borrower and its acceptance in Rosemont, Illinois by Subordinated Creditor; and (b) the delivery by Borrower and such Senior Creditor to Subordinated Creditor of written notice (the "Notice of Senior Loan") in the form attached hereto as Exhibit A, that Borrower has entered into Senior Loan Documents with a Senior Creditor for Senior Debt, which notice shall identify such Senior Creditor and state the address to which notices to such Senior Creditor are to be sent. Borrower agrees to furnish Subordinated Creditor with a copy of the Senior Loan Documents as Subordinated Creditor shall reasonably request; provided, that any delay or failure by Borrower to furnish such copies shall not limit or impair the effectiveness of this Agreement.

22.  MUTUAL WAIVER OF JURY TRIAL

     Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, SUBORDINATED CREDITOR, AND SENIOR CREDITOR SPECIFICALLY WAIVES SUCH PARTY'S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER, SUBORDINATED CREDITOR, OR SENIOR CREDITOR AGAINST THE OTHER PARTY OR PARTIES TO THIS AGREEMENT. This waiver extends to all such claims, including, without limitation, claims that involve persons or entities other than Borrower, Subordinated Creditor, and Senior Creditors; claims that arise out of or are in any way connected to the relationships between or among Borrower, Subordinated Creditor, and Senior Creditors; and any claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind.


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23.  COUNTERPARTS

     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument and facsimile signatures shall be deemed originals.

                  [Remainder of Page Intentionally Left Blank]


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

     IN WITNESS WHEREOF, this Subordination Agreement has been executed as of the date first above written.

         BORROWER                           PRINCETON REVIEW PUBLISHING, L.L.C.


                                            Signature:   /s/ Mark Chernis
                                                         -----------------------

                                            Print Name:  Mark Chernis
                                                         -----------------------

                                            Title:       President
                                                         -----------------------


ACCEPTED IN ROSEMONT, ILLINOIS:
------------------------------

         SUBORDINATED CREDITOR              COMDISCO, INC.


                                            Signature:   /s/ Victor Hanna
                                                         -----------------------

                                            Print Name:  Victor Hanna
                                                         -----------------------

                                            Title:       Managing Director


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                                    EXHIBIT A
                           TO SUBORDINATION AGREEMENT

                              NOTICE OF SENIOR LOAN

     Pursuant to Section 21 of the Subordination Agreement dated as of October 1, 2001, by and between Comdisco, Inc., as Subordinated Creditor, and PRINCETON REVIEW PUBLISHING, L.L.C., as Borrower, notice is hereby given that Borrower has entered into Senior Loan Documents with [_______________________] (as Senior Creditor), whose address is: [________________________________] Facsimile:
[___.___.____], and that on and after the date of this Notice, Senior Creditor is and shall be entitled to all the rights and benefits of the Subordination Agreement and shall be bound thereby.

         Attached hereto are true and correct copies, as executed, of the Senior Loan Documents.

         BORROWER:                          PRINCETON REVIEW PUBLISHING, L.L.C.


                                                     Signature:
                                                                 ---------------

                                                     Print Name:
                                                                 ---------------

                                                     Title:
                                                                 ---------------


         SENIOR CREDITOR:
                                            ------------------------------------
                                                     [NAME]


                                                     Signature:
                                                                 ---------------

                                                     Print Name:
                                                                 ---------------

                                                     Title:
                                                                 ---------------


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